Exhibit 99.1


                           Conditional Redemption of
                      Corporate Backed Trust Certificates
                 Corning Debenture-Backed Series 2001-28 Trust

          Class A-1 Certificates (NYSE Listing XKC) CUSIP: 21988G643*
                   Class A-2 Certificates CUSIP: 21988GBA3*


NEWS RELEASE - IMMEDIATE - July 20, 2006:

         U.S. Bank Trust National Association, as Trustee, under the Standard Terms for Trust Agreements dated as of January 16, 2001, as supplemented by the Series Supplement dated as of July 24, 2001, as amended (the "Trust Agreement") in respect of the Corporate Backed Trust Certificates, Corning Debenture-Backed Series 2001-28 Trust (the "Trust") with Lehman ABS Corporation, as depositor, received notice that the call warrant holder has exercised its right to purchase the assets of the Trust on July 25, 2006 (the "Redemption Date").

         THE EXERCISE OF THE CALL WARRANTS IS CONDITIONAL UPON RECEIPT BY THE TRUSTEE OF THE WARRANT EXERCISE CALL PRICE WITH RESPECT TO SUCH EXERCISE ON THE REDEMPTION DATE. THERE CAN BE NO ASSURANCE THAT THE CALL WARRANTS WILL IN FACT BE EXERCISED ON THE REDEMPTION DATE.

         If the Trustee receives the call price by 10:00 a.m. (New York City time) on the Redemption Date, then the certificates issued by the Trust (the "Certificates") will be redeemed in full on the Redemption Date at a price of $10 principal plus $0.3200000000 accrued interest per Class A-1 Certificate and $117.744695652174 principal per $1,000 notional amount Class A-2 Certificate (the "Call Price"). The Class A-2 Certificates are principal-only certificates and will not receive payment of interest. No interest will accrue on the Certificates after the Redemption Date. If the Trustee does not receive the Call Price, then (i) the Certificates issued by the Trust will continue to accrue interest as if no exercise notice had been given and (ii) the call warrant holder may elect to deliver a conditional notice of exercise in the future.

         This press release is being issued by U.S. Bank Trust National Association as trustee of the Trust. For more information about this conditional redemption, please contact David J. Kolibachuk of U.S. Bank Trust National Association at 212-361-2459.